Joint Filer Information

Name: Highbridge International LLC

Address:  The Cayman Corporate Centre, 4th Floor
          27 Hospital Road
          George Town, Grand Cayman
          Cayman Islands, British West Indies

Designated Filer: Highbridge Capital Management, LLC

Issuer: Oscient Pharmaceuticals Corporation

Date of Event Requiring Statement: November 25, 2008

Signature:  HIGHBRIDGE INTERNATIONAL LLC

             By: Highbridge Capital Management, LLC
                 its Trading Manager

             By: /s/ John Oliva
             -----------------------------
             Name: John Oliva
             Title: Managing Director

               Joint Filer Information

Name: Glenn Dubin

Address:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

Designated Filer: Highbridge Capital Management, LLC

Issuer: Oscient Pharmaceuticals Corporation

Date of Event Requiring Statement: November 25, 2008

Signature:
              /s/ Glenn Dubin
              ----------------------------
              GLENN DUBIN

               Joint Filer Information

Name: Henry Swieca

Address:  c/o Highbridge Capital Management, LLC
          9 West 57th Street, 27th Floor
          New York, New York 10019

Designated Filer: Highbridge Capital Management, LLC

Issuer: Oscient Pharmaceuticals Corporation

Date of Event Requiring Statement: November 25, 2008

Signature:
              /s/ Henry Swieca
              ----------------------------
              HENRY SWIECA